I-Minerals Inc. Suite 880 - 580 Hornby Street Vancouver, BC, V6C 3B6 Phone: 604.303.6573 Fax: 604.684.0642 Email: info@imineralsinc.com

I-Minerals Receives Court Approval of Settlement Agreement

Vancouver, B.C. (December 3, 2015) -- I-Minerals Inc. (TSX.V: IMA; OTCQX: IMAHF) ("the Company" or "I-Minerals") announces, further to its press releases of March 20, 2014, July 3, 2014, October 8, 2014, May 19, 2015, June 3, 2015 and November 10, 2015, the Company has received final court approval of its settlement of the lawsuit against the Company by Idaho Industrial Minerals, LLC (“IIM”), Hoodoo Resources, LLC (“Hoodoo”), the principal of Hoodoo, Robert Lemke (“Lemke”), Brent Thomson (“Thomson”) and The Thomson Family Trust (the “Thomson Trust”) (IIM, Hoodoo, Lemke, Thomson and the Thomson Trust collectively referred to as the “Plaintiffs”) in Latah County, Idaho.

The terms of the settlement are set forth in a formal definitive settlement agreement (the “Settlement Agreement”) among the Plaintiffs, the Estate of Philip Nisbet, Allen Ball (“Ball”), the Allen Ball and Connie Ball Family Trust (the “Ball Trust”), Ball Ventures, LLC (“BV”) and BV Natural Resources, LLC (“BVNR”) (Ball, the Ball Trust, BV and BVNR collectively referred to as the “Ball Entities”) and Northwest Kaolin, Inc. (“NWK”).  In addition to the Latah County lawsuit, two additional lawsuits received court approval and dismissal: the lawsuit between the Ball Entities and the Plaintiffs filed in Ada County, Idaho; and the lawsuit between the Ball Entities and the Plaintiffs filed in Nez Perce County, Idaho.

Under the terms of the Settlement Agreement, the Company has agreed to pay to IIM the sum of USD $100,000 in exchange for a full release and dismissal with prejudice of the claims made against the Company by the Plaintiffs, as well as the acknowledgement by IIM and NWK that the Company is the sole owner of the mineral leases that make up the Company’s Helmer-Bovill property.

Also under the Settlement Agreement, BVNR, an entity controlled by Allen Ball, one of the Company’s directors and a member of IIM, has agreed to grant to IIM options to purchase certain common shares of the Company owned by BVNR.  The option grant by BVNR to IIM is separate and apart from the payment to be made by the Company to IIM, and does not affect the rights and obligations of the Company under the Settlement Agreement.  However, the Company has agreed to file a registration statement with the United States Securities and Exchange Commission for the resale of the Company’s common shares by BVNR to IIM as a result of the options.

About I-Minerals Inc.

I-Minerals is developing multiple deposits of high purity, high value halloysite, quartz, potassium feldspar and kaolin at its strategically located Helmer-Bovill property in north central Idaho.  A 2014 Prefeasibility Study on the Bovill Kaolin Deposit completed by SRK Consulting (USA) Inc. highlights the potential of the Helmer-Bovill property’s Bovill Kaolin deposit: after tax NPV6 of $212 million; 30.5% IRR; 3 year payback and $72.7 million initial CAPEX; $84 million CAPEX including life of mine sustaining capital over a 25 year mine life.  Ongoing development work is focused on moving the project towards production.

I-Minerals Inc.

Per:  “Thomas M. Conway”

Thomas M. Conway,
President & CEO

Contact:	Barry Girling	Paul J. Searle, Investor Relations
	877-303-6573 or 604-303-6573 ext. 102	877-303-6573 or 604-303-6573 ext. 113
	Email: info@imineralsinc.com Or visit our website at www.imineralsinc.com	Email: psearle@imineralsinc.com

NEITHER THE TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS NEWS RELEASE.

This News Release includes certain "forward looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. Without limitation, statements regarding potential mineralization and resources, exploration results, and future plans and objectives of the Company are forward looking statements that involve various risks. Actual results could differ materially from those projected as a result of the following factors, among others: changes in the world wide price of mineral market conditions, risks inherent in mineral exploration, risk associated with development, construction and mining operations, the uncertainty of future profitability and uncertainty of access to additional capital.